UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2015

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2015, Fabrinet Co., Ltd. (the “Company”), a wholly-owned subsidiary of Fabrinet, entered into a construction contract (the “Construction Agreement”) with Standard Performance Co., Ltd. (the “Contractor”), pursuant to which the Company engaged the Contractor to design and construct a manufacturing building on the Company’s land located at Hemaraj Eastern Seaboard Industrial Estate 2, Plot H1, Highway 331, Si Racha District, Chonburi, Thailand. Pursuant to the Construction Agreement, the Company has agreed to pay the Contractor 1,100,863,000 Thai Baht (approximately $31.0 million) to complete the project, subject to variations and change orders, which may increase or decrease the price. The building is currently expected to be completed within 305 days from the date the Company issues a notice to the Contractor to commence the project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET
By:	/s/ Toh-Seng Ng
Toh-Seng Ng
Executive Vice President, Chief Financial Officer

Date: November 5, 2015